  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1998.
                                                     REGISTRATION NO. 333-40071
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                            ----------------------------
                                  POST-EFFECTIVE
                                  AMENDMENT NO. 1
                                 (AMENDMENT NO. 2)
                                         to
                                      FORM S-4
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                            ----------------------------
                          COMMUNITY FIRST BANKSHARES, INC.
               (Exact name of registrant as specified in its charter)

          DELAWARE                       6022                   46-0391436
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or      Classification Code Number)   Identification No.)
        organization)

                                   520 Main Avenue
                           Fargo, North Dakota  58124-0001
                                    (701) 298-5600
                 (Address, including zip code, and telephone number,
           including area code, of registrant's principal executive office)
                             ----------------------------

                                 Donald R. Mengedoth
                        President and Chief Executive Officer
                                   520 Main Avenue
                           Fargo, North Dakota  58124-0001
                                    (701) 298-5600
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)
                             ----------------------------
                                      Copies to:
                               Patrick Delaney, Esq.
                             Martin R. Rosenbaum, Esq.
                            Lindquist & Vennum P.L.L.P.
                                  4200 IDS Center
                                80 South 8th Street
                            Minneapolis, Minnesota 55402
                             Telephone:  (612) 371-3211
                                Fax:  (612) 371-3207
                             ----------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                             ----------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                           CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                                                  Proposed      Proposed
       Title of Each                              Maximum        Maximum
    Class of Securities           Amount to        Price        Aggregate         Amount of
      Being Registered          be Registered    Per Share   Offering Price   Registration Fee
------------------------------------------------------------------------------------------------
Common Stock, $.01 par value     4,438,207(1)       (2)           (2)               (2)
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------


(1) This Registration Statement (No. 333-40071) was initially filed on November 12, 1997 and became effective on December 31, 1997 to register 3,000,000 shares of Common Stock, $.01 par value, of Community First Bankshares, Inc. (the "Company"). On May 15, 1998, the Company completed a two-for-one stock split in the form of a 100% stock dividend on the outstanding shares of Common Stock of the Company. Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, shares covered by a registration statement for which the distribution is not yet complete as of the date of a stock split are automatically deemed to be adjusted for the stock split. However, the registrant must amend the registration statement prior to further offerings of the undistributed securities to reflect the change in the amount of securities registered. At May 15, 1998, Community First Bankshares, Inc. had distributed an aggregate 1,561,793 shares of the 3,000,000 shares registered under this Registration Statement, leaving a balance of 1,438,207 shares. Accordingly, Community First Bankshares, Inc. hereby amends this Registration Statement by increasing the remaining number of shares of Common Stock, $.01 par value, to be included by an additional 1,438,207 shares, for a total registration of 4,438,207 shares (including the 1,561,793 shares distributed and 2,876,414 shares to be issued).

(2) Registration fees were previously paid with respect to an aggregate 3,000,000 shares registered under this Registration Statement on November 12, 1997 (Maximum Aggregate Offering Price of $143,625,000). Pursuant to Rule 416(b), this amendment is filed to reflect the adjustment referred to above and does not otherwise increase the number of shares to be registered pursuant to Rule 457(a). Therefore, no additional fee is required for registration of the additional shares resulting from the stock dividend.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo, State of North Dakota, on the 12th day of June, 1998.


                               COMMUNITY FIRST BANKSHARES, INC.


                               By:  /s/ Mark A. Anderson
                                    ------------------------------------------
                                    Mark A. Anderson, Executive Vice President,
                                    Chief Information Officer and Chief
                                    Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed below on the 12th day of June, 1998, by the following persons in the capacities indicated.


SIGNATURE                          TITLE
---------                          -----

               *                   President, Chief Executive Officer and
------------------------------     Chairman of the Board
     Donald R. Mengedoth           (Principal Executive Officer)

 /s/ Mark A. Anderson              Executive Vice President, Chief Financial
------------------------------     Officer and Chief Information Officer
     Mark A. Anderson              (Principal Financial and Accounting Officer)

               *                   Director
------------------------------
     Patricia A. Adam

               *                   Director
------------------------------
     James T. Anderson

               *                   Director
------------------------------
     Patrick E. Benedict

               *                   Director
------------------------------
     Patrick Delaney

               *                   Director
------------------------------
     John H. Flittie

               *                   Director
------------------------------
     Dennis M. Mathisen

                                   Director
------------------------------
     Darrell G. Knudson

                                   TITLE
                                   -----

               *                   Director
------------------------------
     Thomas C. Wold

               *                   Director
------------------------------
     Harvey L. Wollman



*By: /s/ Mark A. Anderson
------------------------------
         Mark A. Anderson
         ATTORNEY-IN-FACT

                                      PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21.  EXHIBITS


EXHIBIT NO.    DESCRIPTION
-----------    -----------
2.1            Stock Purchase Agreement dated as of February 18, 1997, among the
               Registrant, KeyCorp and Key Bank of the Rocky Mountains, Inc.
               (incorporated by reference to Exhibit 2.8 to the Registrant's
               Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and
               Exchange Commission (the "Commission") as of May 8, 1997).
2.2            Agreement and Plan of Reorganization dated as of June 25, 1996, between Registrant and Mountain Parks Financial Corp.
               (incorporated by reference to Exhibit 2.1 to the Registrant's
               Registration Statement on Form S-4 [File No. 333-14439] as
               declared effective by the Commission on November 6, 1996).
2.3            Agreement and Plan of Merger dated as of March 8, 1996, between
               Registrant, Trinidad Acquisition Corporation and Financial
               Bancorp., Inc. (incorporated by reference to Exhibit 2.1 to the
               Registrant's Registration Statement on Form S-4 [File No.
               333-6239] as declared effective by the Commission on August 9,
               1996).
2.4            Restated Agreement and Plan of Merger dated as of August 22,
               1997, including Agreement and First Amendment to Agreement dated as of the same date, between the Registrant and First National
               Summit Bankshares, Inc. (incorporated by reference to Appendices
               A and B to the Proxy Statement-Prospectus contained in
               Registrant's Registration Statement on Form S-4 [File No.
               333-38997] filed with the Commission on October 29, 1997).
2.5            Restated Agreement and Plan of Merger dated as of August 28, 1997 between the Registrant and Republic National Bancorp, Inc.
               (incorporated by reference to Appendix A to the Proxy
               Statement-Prospectus contained in Registrant's Registration
               Statement on Form S-4 [File No. 333-38225] filed with the
               Commission on October 20, 1997).
2.6            Office Purchase and Assumption Agreement by and between Bank One,
               Arizona, National Association, Bank One, Colorado, National
               Association, Bank One, Utah, National Association and the
               Registrant dated as of the 10th day of September, 1997
               (incorporated by reference to Exhibit 2.6 to the Registrant's
               Registration Statement on Form S-4 [File No. 333-36091] filed with the Commission on September 22, 1997).
3.1            Restated Certificate of Incorporation of the Registrant
               (incorporated by reference to Exhibit 3.1 to the Registrant's
               Annual Report on Form 10-K for the year ended December 31, 1996).
3.2            Bylaws of the Registrant (incorporated by reference to Exhibit
               3.2 to the Registrant's Registration Statement on Form S-1 [File
               No. 33-41246] as declared effective by the Commission on August
               13, 1991 (the "1991 S-1")).
4.1            Specimen Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4 to the 1991 S-1).
4.2            Certificate of Designations, Preferences and Rights of 7%
               Cumulative Convertible Preferred Stock of the Registrant
               (incorporated by reference to Exhibit 4.1 to the Registrant's
               Registration Statement on Form S-3 [File No. 33-77398] as
               declared effective



               by the Commission on May 4, 1994 (the "1994 S-3")).
4.3            Certificate of Designations, Preferences and Rights of Series A
               Junior Participating Preferred Stock (incorporated by reference to Exhibit A to Exhibit 1 to the Registrant's Registration
               Statement on Form 8-A filed with the Commission on January 9,
               1995 (the "Form 8-A")).
4.4 Form of Rights Agreement dated as of January 5, 1995 by and between the Registrant and Norwest Bank Minnesota, N.A.
               (incorporated by reference to Exhibit 1 to the Form 8-A).
5.1 Opinion and Consent of Lindquist & Vennum P.L.L.P., Counsel to the Company, regarding legality of securities being registered.
23.1           Consent of Lindquist & Vennum P.L.L.P. (See Exhibit 5.1 above).
23.2           Consent of Ernst & Young LLP.*
23.3           Consent of Hacker, Nelson & Co., P.C.*
23.4           Consent of  Fortner, Bayens, Levkulich and Co., P.C.*
23.5           Consent of Arthur Andersen LLP.*
24.1 A Power of Attorney is set forth on the signature pages of this Registration Statement.*
99.1 Report of Arthur Andersen LLP regarding financial statements of Mountain Parks Financial Corp. (incorporated by reference to
               Exhibit 99.1 to the Registrant's Registration Statement on Form
               S-3 [File No. 333-19921], as filed with Amendment No. 1 to such
               Registration Statement filed with the Commission on January 30,
               1997).*

----------------------
*Previously filed.

                                   EXHIBIT INDEX




Exhibit No.                             Description
-----------                             -----------
    5.1             Opinion and Consent of Lindquist & Vennum P.L.L.P.
